UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 15, 2002

FINISAR CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	000-27999	94-3038428
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1308 Moffett Park Drive

Sunnyvale, California 94089

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code:  (408) 548-1000

Not Applicable

(Former name or former address, if changed since last report)

Item 5.  Other Matters.

                On March 15, 2002, Finisar Corporation entered into an agreement to acquire BaySpec, Inc., a privately-held company located in Fremont, California.  Under the terms of the agreement, BaySpec will merge with a wholly-owned subsidiary of Finisar and BaySpec’s shareholders will be entitled to receive shares of Finisar common stock having a value of approximately $53 million.  The transaction will be accounted for as a purchase and is intended to qualify as a tax-free reorganizaation.  The transaction is expected to close during the first quarter of Finisar's fiscal 2003 ending July 31, 2002.  Attached as an exhibit is a press release announcing the signing of the agreement.

Item 7.  Financial Statements and Exhibits.

(c)           Exhibits.

Exhibit No.	Description

99.1	Press release dated March 15, 2002 announcing the agreement between Finisar Corporation and BaySpec, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 18, 2002	FINISAR CORPORATION

By: /s/ STEPHEN K. WORKMAN Stephen K. Workman Vice President, Finance and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release dated March 15, 2002 announcing the agreement between Finisar Corporation and BaySpec, Inc.